Exhibit 99.1
NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS FIRST QUARTER RESULTS

Newton, Kansas, Tuesday, July 15, 2025…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2026 fiscal year first quarter ended June 1 2025. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/zjageqqm at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $15,400,000 for the 2026 fiscal year first quarter ended June 1, 2025 compared to $13,970,000 for the 2025 fiscal year first quarter ended June 2, 2024 and $16,939,000 for the 2025 fiscal year fourth quarter ended March 2, 2025. Net earnings for the 2026 fiscal year first quarter were $2,080,000 compared to $993,000 for the 2025 fiscal year first quarter and $1,246,000 for the 2025 fiscal year fourth quarter.

Net earnings before special items for the 2026 fiscal year first quarter were $2,080,000 compared to $1,781,000 for the 2025 fiscal year first quarter and $2,417,000 for the 2025 fiscal year fourth quarter.

Adjusted EBITDA for the 2026 fiscal year first quarter was $2,963,000 compared to $2,610,000 for the 2025 fiscal year first quarter and $3,418,000 for the 2025 fiscal year fourth quarter.

During the 2026 fiscal year first quarter, the Company had no special items. During the 2025 fiscal year first quarter, the Company recorded a $1,052,000 pre-tax charge related to storm damage to the Company’s facilities in Newton Kansas. During the 2025 fiscal year fourth quarter, the Company recorded a non-cash tax charge of $2,147,000 related to the potential repatriation by the Company of undistributed foreign earnings on certain funds held by the Company’s Singapore subsidiary. The Company also recorded a tax benefit of $957,000 in the 2025 fiscal year fourth quarter related to the “running” or expiration of the statute of limitations for certain provisions for uncertain tax positions previously established by the Company.

Park reported basic and diluted earnings per share of $0.10 for the 2026 fiscal year first quarter compared to $0.05 for the 2025 fiscal year first quarter and $0.06 for the 2025 fiscal year fourth quarter. Basic and diluted earnings per share before special items were $0.10 for the 2026 fiscal year first quarter compared to $0.09 for the 2025 fiscal year first quarter and $0.12 for the 2025 fiscal year fourth quarter.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required conference ID for attendance by phone is 13754804.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Tuesday, July 22, 2025. The conference call replay will be available at https://edge.media-server.com/mmc/p/zjageqqm and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13754804.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as a charge related to storm damage, a non-cash tax charge, and reductions in uncertain tax positions. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended

	June 1, 2025	June 2, 2024	March 2, 2025
Sales	$15,400	$13,970	$16,939

Net Earnings before Special Items[1]	$2,080	$1,781	$2,417
Special Items, Net of Tax:
Storm Damage Charge	-	(1,052)	-
Income Tax Effect on Pretax Special Items	-	264	19
Tax Provision on Foreign Earnings	-	-	(2,147)
Reduction in Uncertain Tax Positions	-	-	957
Net Earnings	$2,080	$993	$1,246

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.09	$0.12
Special Items:
Storm Damage Charge	-	(0.05)	-
Income Tax Effect on Pretax Special Items	-	0.01	-
Tax Provision on Foreign Earnings	-	-	(0.11)
Reduction in Uncertain Tax Positions	-	-	0.05
Basic Earnings per Share	$0.10	$0.05	$0.06

Diluted Earnings before Special Items[1]	$0.10	$0.09	$0.12
Special Items:
Storm Damage Charge	-	(0.05)	-
Income Tax Effect on Pretax Special Items	-	0.01	-
Tax Provision on Foreign Earnings	-	-	(0.11)
Reduction in Uncertain Tax Positions	-	-	0.05
Diluted Earnings per Share	$0.10	$0.05	$0.06

Weighted Average Shares Outstanding:
Basic	19,919	20,253	19,945
Diluted	19,968	20,371	20,022

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	June 1, 2025	March 2, 2025
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$65,571	$68,834
Accounts Receivable, Net	12,953	12,903
Inventories	6,763	7,213
Prepaid Expenses and Other Current Assets	2,045	1,344
Total Current Assets	87,332	90,294

Fixed Assets, Net	21,675	21,650
Operating Right-of-use Assets	295	308
Other Assets	11,416	9,856
Total Assets	$120,718	$122,108

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$1,710	$2,513
Accrued Liabilities	1,613	1,318
Operating Lease Liability	41	40
Income Taxes Payable	6,764	5,390
Total Current Liabilities	10,128	9,261

Long-term Operating Lease Liability	307	318
Deferred Income Taxes	5,260	5,304
Other Liabilities	72	71
Total Liabilities	15,767	14,954

Shareholders’ Equity	104,951	107,154

Total Liabilities and Shareholders' Equity	$120,718	$122,108

Additional information
Equity per Share	$5.29	$5.36

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended

	June 1, 2025	June 2, 2024	March 2, 2025

Net Sales	$15,400	$13,970	$16,939

Cost of Sales	10,682	9,871	11,981

Gross Profit	4,718	4,099	4,958
% of net sales	30.6%	29.3%	29.3%

Selling, General & Administrative Expenses	2,299	2,017	2,107
% of net sales	14.9%	14.4%	12.4%

Earnings from Operations	2,419	2,082	2,851

Storm Damage Charge	-	(1,052)	-
Interest and Other Income:
Interest Income	355	339	335

Earnings from Operations before Income Taxes	2,774	1,369	3,186

Income Tax Provision	694	376	1,940
Net Earnings	$2,080	$993	$1,246
% of net sales	13.5%	7.1%	7.4%

Reconciliation of non-GAAP financial measure (in thousands – unaudited):

Reconciliation of Non-GAAP Financial Measures

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended

	June 1, 2025	June 2, 2024	March 2, 2025
GAAP Net Earnings	$2,080	$993	$1,246
Adjustments:
Income Tax Provision	694	376	1,940
Interest Income	(355)	(339)	(335)
Depreciation	456	439	460
Stock Option Expense	88	89	107
Special Items:
Storm Damage Charge	-	1,052	-
Adjusted EBITDA	$2,963	$2,610	$3,418